GENERAL SECURITY AGREEMENT

1.	SECURITY INTEREST
(a)For value received, Comstock Mining Inc. (the "Debtor"), hereby grants to Auramet International LLC ("Secured Party") a security interest (the "Security Interest") in the undertaking of Debtor and in all of Debtor's present and after acquired personal property including, without limitation, in all Goods (including all parts, accessories, attachments, special tools, additions and accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, Money and Securities and all other Investment Property now owned or hereafter owned or acquired by or on behalf of Debtor (including such as may be returned to or repossessed by Debtor) and in all proceeds and renewals thereof, accretions thereto and substitutions therefor (hereinafter collectively called "Collateral") and including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of Debtor:

(i)	all Inventory of whatever kind and wherever situated;

(ii)
all equipment (other than Inventory) of whatever kind and wherever situated, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind;

(iii)
all Accounts and book debts and generally all debts, dues, claims, causes in action and demands of every nature and kind howsoever arising or secured including letters of credit and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by Debtor ("Debts");

(iv)	all lists, records and files relating to Debtor's customers;

(v)
all deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(vi)	all contractual rights and insurance claims; and

(vii)
all patents, industrial designs, trade marks, trade secrets and know how, including, without limitation, environmental technology and biotechnology, confidential information, trade names, goodwill, copyrights, and software and all other forms of intellectual and industrial property, and any registrations and applications for registration of any of the foregoing (collectively "Intellectual Property") ; and

(viii) any and all future material contracts, including any mining exploration or development contracts, and refining and milling contracts, and all proceeds related thereto, and any renewals and amendments thereof.

Notwithstanding anything to the contrary in this Security Agreement, the Note (as defined below) or the Loan Documents (as defined in the Note), this Security Agreement shall not constitute a grant of a security interest in (and the Collateral shall not include) the Excluded Property (as defined below).

(b)The Security Interest granted hereby shall not extend or apply to and Collateral shall not include the last day of the term of any lease or agreement therefore, but, upon the enforcement of the Security Interest, Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

(c)The terms "Goods", "Chattel Paper", "Document of Title", "Instrument", "Intangible", "Security", "Investment Property", "proceed", "Inventory", "accession", "Money", "Account", "financing statement" and "financing change statement" whenever used herein shall be interpreted pursuant to their respective meanings when used in "UCC'', the Uniform Commercial Code, as enacted in the State of New York, as amended from time to time, which Code, including amendments thereto and any Code substituted therefor and amendments thereto is herein referred to as the "UCC," provided always that the term "Goods" when used herein shall not include "consumer goods" of Debtor as that term is defined in the "UCC." Any reference herein to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof '.

(d)The term "Excluded Property" means, (i) pledges and security interests prohibited by applicable law, rule or regulation, (ii) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto, (iii) those assets as to which the Secured Party and the Debtor reasonably agree that the cost or other consequence of obtaining such a security interest are excessive in relation to the value afforded thereby, and (iv) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby.

2.	INDEBTEDNESS SECURED

The Security Interest granted hereby secures the Obligations of the Debtor under and as defined in the Secured Promissory Note and Guaranty dated March 6, 2015 (the "Note"), among the Debtor, Secured Party and Comstock Mining LLC.

3.	REPRESENTATIONS AND WARRANTIES OF DEBTOR

Debtor represents and warrants and so long as this Security Agreement remains in effect shall be deemed to continuously represent and warrant that:

(a)
the Collateral is owned by Debtor free of all security interests, mortgages, liens, claims, charges, licenses, leases, encumbrances or other adverse claims or interests (hereinafter collectively called "Encumbrances"), save for the Permitted Liens, the Security Interest and those Encumbrances shown on Schedule "A" or hereafter approved in writing by Secured Party, prior to their creation or assumption;

(b)	all Intellectual Property applications and registrations are valid and m good standing and Debtor is the owner of the applications and registrations;

(c)
each Debt, Chattel Paper and Instrument constituting Collateral is enforceable in all material respects in accordance with its terms against the party obligated to pay the same (the "Account Debtor"), and the amount represented by Debtor to Secured Party from time to time as owing by each Account Debtor or by all Account Debtors will be the correct amount actually owing by such Account Debtors, except for normal discounts and ordinary course accommodations and adjustments; and

(d)
the locations specified in Schedule "B" as to business operations and records are accurate and constitute all locations where any material business operations and records are kept and, with respect to material Goods (including Inventory) constituting Collateral, the locations specified in Schedule "B" are accurate save for Goods in transit to such locations and Inventory on lease or consignment; and all fixtures or Goods about to become fixtures and all minerals to be extracted which forms part of the Collateral will be situated at one of such locations.

(e)
the execution, delivery and performance of the obligations under this Security Agreement and the creation of any security interest in or assignment hereunder of Debtor's rights in the Collateral to Secured Party will not result in a breach of any agreement to which Debtor is a party.

4.	COVENANTS OF THE DEBTOR

So long as this Security Agreement remains in effect, Debtor covenants and agrees:

(a)    to defend Collateral against the claims and demands of all other parties claiming the same or an interest therein in a commercially reasonable and prudent manner; to diligently initiate and prosecute legal action against all infringers of Debtor's rights in Intellectual Property; to take all reasonable action to keep the Collateral free from all Encumbrances, except for the Security Interest, licenses which are compulsory under federal or provincial legislation, the Permitted Liens and those shown on Schedule "A" or hereafter approved in writing by Secured Party, prior to their creation or assumption, and not to sell, exchange, transfer, assign, lease, license or otherwise dispose of Collateral or any interest therein without the prior written consent of Secured Party not to be unreasonably withheld, delayed or conditioned; provided that, so long as a default is not continuing, Debtor may, in the ordinary course of Debtor's business, sell or lease Inventory, equipment or other assets;

(b)	to notify Secured Party promptly of:

(i)	any change in the information contained herein or in the Schedules hereto relating to Debtor, Debtor's business or Collateral ,

(ii)	the details of any significant acquisition of Collateral,

(iii)	the details of any claims or litigation affecting Debtor or Collateral in which the maximum amount claimed or in controversy exceeds $10,000,

(iv)	any material loss or damage to Collateral in excess of $10,000 and not covered by insurance,

(v)	any default by any Account Debtor in payment or other performance of its obligations with respect to Collateral, and

(vi)	the return to or repossession by Debtor of Collateral;

(c)    to keep Collateral in good order, condition and repair, normal wear and tear excepted, and not to use Collateral in violation of the provisions of this Security Agreement or any other agreement relating to Collateral or any policy insuring Collateral or any applicable statute, law, by-law, rule, regulation or ordinance; to renew all agreements and registrations as may be necessary or desirable to protect Intellectual Property, unless otherwise agreed in writing by Secured Party; to apply to register all existing and future copyrights, trade-marks, patents, integrated circuit topographies and industrial designs whenever Debtor in its sole discretion determines it is commercially reasonable to do so;

(d)    to do, execute, acknowledge and deliver such financing statements, financing change statements and further assignments, transfers, documents, acts, matters and things (including further schedules hereto) as may be reasonably requested by Secured Party of or with respect to Collateral in order to give effect to these presents and to pay all costs for searches and filings in connection therewith;

(e)    to pay all taxes, rates, levies, assessments and other charges of every nature which may be lawfully levied, assessed or imposed against or in respect of Debtor or Collateral as and when the same become due and payable, except for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted;

(f) to insure collateral in such amounts and against such risks as would customarily be insured by a prudent owner of similar Collateral, with loss payable to Secured Party and Debtor, as insureds, as their respective interests may appear, and to pay all premiums therfor and deliver copies of policies and evidence of renewal to Secured Party on request, and carry on and conduct the business of Debtor in a proper manner and so as to protect and preserve Collateral as may be commercially reasonable and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for Debtor's business as well as accurate and complete records concerning Collateral, and mark any and material Collateral at Secured Party's request so as to indicate the Security Interest;

(g)to prevent Collateral, save Inventory sold or leased as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement;

(h)	to deliver to Secured Party from time to time promptly upon request:

(i)
any Documents of Title, Instruments, Securities and Chattel Paper constituting, representing or relating to Collateral , to the extent necessary to perfect a security interest therein, except to the extent there is a Permitted Lien with priority to such security interest,

(ii)	copies of all policies and certificates of insurance relating to Collateral, and

(iii)	such information concerning Collateral, the Debtor and Debtor's business and affairs as Secured Party may reasonably request.

5.	USE AND VERIFICATION OF COLLATERAL

Subject to compliance with Debtor's covenants contained herein and Clause 7 hereof, Debtor may, until a default (as defined herein), possess, operate, collect, use and enjoy and deal with Collateral in the ordinary course of Debtor's business in any manner not inconsistent with the provisions hereof; provided always that Secured Party shall have the right at any time and from time to time upon reasonable notice and during normal business hours and subject to reasonable safety procedures and requirements of Debtor, to verify the existence and state of the Collateral in any reasonable manner and Debtor agrees to furnish all reasonable assistance and information and to perform all such acts as Secured Party may reasonably request in connection therewith and for such purpose to grant to Secured Party or its agents access to all places where Collateral may be located and to all premises occupied by Debtor.

6.	SECURITIES, INVESTMENT PROPERTY

If Collateral at any time includes Securities and a Default (as defined in the Note) shall have occurred and is continuing, Debtor authorizes Secured Party to transfer the same or any part thereof into its own name or that of its nominee(s) so that Secured Party or its nominee(s) may appear of record as the sole owner thereof.

Where any Investment Property is held in or credited to an account that has been established with a securities intermediary, Secured Party may, at any time after Default shall have occurred and is continuing, give a notice of exclusive control to any such securities intermediary with respect to such Investment Property.

7.	COLLECTION OF DEBTS

After a default under this Security Agreement, Secured Party may notify all or any Account Debtors of the Security Interest and may also direct such Account Debtors to make all payments on Collateral to Secured Party.

8.	DISPOSITION OF MONEY

Subject to any applicable requirements of the UCC, all Money collected or received by Secured Party pursuant to or in exercise of any right it possesses with respect to Collateral shall be applied against the Obligations of Debtor under the Note in such manner as Secured Party deems best or, at the option of Secured Party, may be held unappropriated in a collateral account or released to Debtor, all without prejudice to the liability of Debtor or the rights of Secured Party hereunder, and any surplus shall be accounted for as required by law.

9.	EVENTS OF DEFAULT

The happening of any Default (as defined in the Note) shall constitute a default hereunder and is herein referenced to as "default."

10.	ACCELERATION

Secured Party, in its sole discretion, may declare all or any part of the Note to be immediately due and payable, without demand or notice of any kind, if a default shall have occurred and be continuing.

11.	REMEDIES

At any time that a default has occurred and is continuing, Debtor acknowledges and agrees that Secured Party shall have the right to:

(a)    subject to any applicable law, including the UCC, take possession of, collect, demand, sue on, enforce, recover and receive Collateral and give valid and binding receipts and discharges therefor and in respect thereof;

(b)    sell, license, lease or otherwise dispose of Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to Secured Party may seem reasonable;

(c)    have all rights and remedies of a secured party under the UCC in addition to those rights granted herein and in any other agreement now or hereafter in effect between Debtor and Secured Party and in addition to any other rights Secured Party may have at law or in equity; provided, that Secured Party shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease, license or otherwise dispose of Collateral or to institute any proceedings for such purposes; provided, further that Secured Party shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper whether Collateral or proceeds and whether or not in Secured Party's possession and shall not be liable or accountable for failure to do so;

(d)    take possession of Collateral under this clause (d) wherever it may be located and by any method permitted by law and Debtor agrees upon request from Secured Party to assemble and deliver possession of Collateral at such place or places as directed;

(e)    reimbursement for or payment of all costs, charges and expenses reasonably incurred by Secured Party, whether directly or for services rendered (including reasonable attorney fees), in operating Debtor's accounts, in preparing or enforcing this Security Agreement, in taking and maintaining custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral and in enforcing or collecting the Obligations of the Debtor under the

Note and all such costs, charges and expenses, together with any amounts owing as a result of any borrowing by Secured Party, as permitted hereby, shall be a first charge on the proceeds of realization , collection or disposition of Collateral and shall be secured hereby;

(f) dispose of Collateral as provided hereunder in the manner required by the UCC after giving Debtor notice of the date, time and place of any public or private sale; and

(g) after delivering written demand to Debtor and subject to any applicable law, including the UCC, require Debtor to take such further action as may be necessary to evidence and effect an assignment or licensing of Intellectual Property to whomever Secured Party directs (including to Secured Party) or appoint an officer, director or branch manager of Secured Party to be Debtor's attorney in accordance with applicable legislation with full power of substitution and to do on Debtor's behalf anything that is required to assign, license or transfer, and to record any assignment , license or transfer of the Collateral (this power of attorney, which is coupled with an interest, is irrevocable until the release or discharge of the Security Interest).

12.	MISCELLANEOUS

(a)    Debtor hereby acknowledges that Secured Party shall be entitled to file such financing statements, financing change statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying Collateral or any permitted Encumbrances affecting Collateral or identifying the locations at which Debtor's business is carried on and Collateral and records relating thereto are situated) as Secured Party may deem appropriate to perfect on an ongoing basis and continue the Security Interest.

(b)    Without limiting any other right of Secured Party, at any time that a default has occurred and is continuing, Secured Party may, in its sole discretion, set off against the Note any and all amounts then owed to Debtor by Secured Party in any capacity, whether or not due, and Secured Party shall be deemed to have exercised such right to set off immediately at the time of making its decision to do so even though any charge therefor is made or entered on Secured Party's records subsequent thereto.

(c)    Upon Debtor's failure to perform any of its duties hereunder in any material respect, Secured Party may, but shall not be obligated to, perform any or all of such duties, and Debtor shall pay to Secured Party, forthwith upon written demand therefor, an amount equal to the expense incurred by Secured Party in so doing plus interest thereon from the date such expense is incurred until it is paid at a rate that is the lower of (i) 15% per annum or (ii) the highest rate allowable by applicable law.

(d)    Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with Debtor, debtors of Debtor, sureties and others and with Collateral and other security as Secured Party may see fit without prejudice to the liability of Debtor or Secured Party's right to hold and realize the Security Interest. Furthermore, Secured Party may demand, collect and sue on Collateral in either Debtor's or Secured Party's name, at Secured Party's option, and may endorse Debtor's name on any and all cheques, commercial paper, and any other Instruments pertaining to or constituting Collateral.

(e)    No delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to the Note shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, Secured Party may remedy any default by Debtor hereunder or with respect to the Note in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor. All rights and remedies of Secured Party granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

(f)Debtor waives protest of any Instrument constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and, subject to Clause 11(g) hereof, notice of any other action taken by Secured Party.

(g)This Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. If more than one Debtor executes this Security Agreement the obligations of such Debtors hereunder shall be joint and several. This Security Agreement may be executed and delivered by the parties in one or more counterparts, each of which will be an original, and those counterparts will together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email, in pdf format, shall be effective as delivery of a manually executed counterpart of this Security Agreement.

(h)Provided that Secured Party executes and delivers a non-disclosure agreement that is acceptable to Debtor and subject to such agreement, Secured Party may provide any financial and other information it has about Debtor, the Security Interest and the Collateral to anyone acquiring or may acquire an interest in the Security Interest or the Collateral from Secured Party or anyone acting on behalf of Secured Party.

(i)Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification , variation or amendment of any provision of this Security Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

G) Subject to the requirements of Clause 11(g) hereof, whenever either party hereto is required or entitled to notify or direct the other or to make a demand or request upon the other, such notice, direction, demand or request shall be in writing and shall be sufficiently given, in the case of Secured Party, if delivered to it or sent by prepaid registered mail addressed to it at its address set forth in the Note or as changed pursuant thereto, and, in the case of Debtor, if delivered to it or if sent by prepaid registered mail addressed to it at its address set forth in the Note or as changed pursuant thereto. Either party may notify the other pursuant hereto of any change in such party's principal address to be used for the purposes hereof.

(k)The headings used in this Security Agreement are for convenience only and are not be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement.

(1)When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

(m)In the event any provisions of this Security Agreement, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any Court of competent jurisdiction, the remaining terms and provisions of this Security Agreement shall remain in full force and effect.

(n)Nothing herein contained shall in any way obligate Secured Party to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute indebtedness.

(o)The Security Interest created hereby is intended to attach when this Security Agreement is signed by Debtor and delivered to Secured Party and the Note is executed, delivered and funded.

(p)This Security Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York.

(q)The Security Interest created hereunder shall terminate when the Obligations of the Debtor under the Note have been fully satisfied, at which time Secured Party shall execute and deliver to Debtor, or to such person or persons as Debtor shall reasonably designate, all UCC termination statements and similar documents prepared by Debtor at its expense which Debtor shall reasonably request to evidence such termination. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Debtor in a transaction permitted by the Note, then Secured Party, at the request and sole expense of such Debtor, shall execute and deliver to Debtor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

(r)	Debtor represents and warrants that the following information is accurate:

BUSINESS DEBTOR

NAME OF BUSINESS DEBTOR Comstock Mining Inc.
ADDRESS OF BUSINESS DEBTOR 1200 American Flat Road, PO Box 1 1 18	CITY Virginia City	STATE Nevada	POSTAL CODE 89440

[Signature Page Follows]

IN WITNESS WHEREOF each of the parties hereto has executed this agreement on the 6th day of March, 2015.

AURAMET INTERNATIONAL LLC

By: /s/ James Verraster, III
    Name: James Verraster
    Title: Director

COMSTOCK MINING INC.

By: /s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and CEO

By: /s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and CEO

SCHEDULE "A"

(ENCUMBRANCES AFFECTING COLLATERAL)

1. Permitted Liens

SCHEDULE "B"

I.    Locations of Debtor's Business Operations

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